EXHIBIT 23.1
                                                                    ------------

                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants
                               High Ridge Commons
                           200 Haddonfield Berlin Road
                                 Suites 400-403
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
              ----------------------------------------------------


We hereby consent to the incorporation of our report and by reference as "Experts" in this Registration Statement of iVoice, Inc. on Form S-8, of our report dated February 21, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph in Note 13 relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of iVoice, Inc. for the year ended December 31, 2005.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

October 23, 2006

 MEMBER OF:    AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
               NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
               PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
               NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS